Exhibit 107.1

Calculation Of Filing Fee Tables

Form S-8

(Form Type)

Global Crossing Airlines Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount Of Registration Fee

Equity	Common Stock, par value $0.001 per share, to be issued in the aggregate pursuant to Options to be granted under the Company’s Amended Incentive Stock Option Plan; Units to be granted under the Company’s Amended Restricted Share Unit Plan; and Units to be granted under the Company’s Amended Performance Share Unit Plan	457(c) and 457(h)	3,940,000	$0.61(2)	$2,403,400.00	$0.00015310	$367.96

Total Offering Amounts					$2,403,400.00		$367.96

Total Fee Offsets(3)							—

Net Fee Due Total							$367.96

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share (the “common stock”), of Global Crossing Airlines Group Inc. (the “Company”) which become issuable under the Amended Incentive Stock Option Plan; the Amended Restricted Share Unit Plan; and the Amended Performance Share Unit Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule

416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price per share of the common stock of the Company on the OTCQB Marketplace on June 2, 2025, which is within five business days prior to the filing of this Registration Statement.

(3) The Registrant has no fee offsets.